EXHIBIT 7.1

                     JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 8 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     April 21, 1998

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By:  /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.

                                        /s/ Walt Anderson
                                      -------------------------------------
                                            Walt Anderson